Exhibit 5.12

CONSENT OF INIVALDO DIAZ

The undersigned hereby consents to the use of the technical report entitled “NI 43-101 Technical Report for the Segovia Operations, Antioquia, Colombia” with an effective date of September 30, 2023, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the registration statement on Form F-10 of Aris Mining Corporation being filed with the United States Securities and Exchange Commission, and any amendments or exhibits thereto.

/s/ Inivaldo Diaz
Name: Inivaldo Diaz, CP
Date: July 30, 2026